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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of (i) our report dated March 23, 1998 included in Meridian Industrial Trust, Inc.'s (the "Company") Form 10-K for the year ended December 31, 1997, as amended, (ii) our report dated February 17, 1998 included in the Company's Form 8-K filed May 29, 1998, (iii) our report dated June 17, 1998 included in the Company's Form 8-K filed June 23, 1998, (iv) our report dated June 22, 1998 included in the Company's Form 8-KA filed July 8, 1998, (v) our report dated November 20, 1998 included in the Company's Form 8-K filed December 7, 1998, and (vi) our report dated September 20, 1998 included in the Company's Form 8-KA filed February 24, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP

San Francisco, California
February 24, 1999